Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

iPower Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Registrant's Third Amended and Restated 2020 Equity Incentive Plan	(1)	Other	49,372,685	$1.0850	$53,569,363.23	0.000087	$4,660.54

Total Offering Amounts:						$53,569,363.23		4,660.54
Total Fee Offsets:								0.00
Net Fee Due:								$4,660.54

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Offering Note(s)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock (“Common Stock”) of iPower Inc. (the “Registrant”) that become issuable under the Registrant’s Third Amended and Restated 2020 Equity Incentive Plan (the “Third Amended and Restated Plan”) by reason of any stock dividend, stock split, recapitalizations, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Common Stock, as applicable.

Amount to be registered represents 49,372,685 shares of Common Stock reserved for future issuance under the Third Amended and Restated 2020 Equity Incentive Plan (the “Third Amended and Restated Plan”). On November 16, 2021, the Registrant filed a Registration Statement on Form S‑8 (File No. 333-261100) registering 5,000,000 shares of Common Stock issuable under its equity incentive plan. On April 17, 2026, the Registrant filed a Registration Statement on Form S‑8 (File No. 333-295173) registering an additional 45,000,000 shares of Common Stock issuable under the plan. Following the Registrant’s 1-for-30 reverse stock split effected in October 2025, 1-for-8 reverse stock split effected in May 2026 and 1-for-9 reverse stock split effected in August 2026, the aggregate number of shares previously registered under such registration statements was proportionately adjusted to 627,315 shares on a post-split basis. On September 21, 2026, the Registrant’s Board of Directors and stockholders approved the Third Amended and Restated Plan, which adjusted the aggregate number of shares reserved for issuance under the plan to 50,000,000 shares and adopted an evergreen provision providing for an automatic annual increase equal to 5% of the Registrant’s outstanding Common Stock for ten years. Accordingly, the Registrant is registering an additional 49,372,685 shares of Common Stock pursuant to this Registration Statement.

Proposed maximum offering price per share estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $1.21, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on September 24, 2026 as reported on the Nasdaq Capital Market.